AUGUST 3, 1994

          INCORPORATED UNDER THE LAWS          OF THE STATE OF VERMONT
                   NUMBER                              SHARES




                           THE VERMONT WITCH HAZEL CO.
                       AUTHORIZED 100 SHARES COMMON STOCK
                                  NO PAR VALUE
THIS  CERTIFIES  THAT  _________________________________is  the
registered  holder  of  ______________________________________  Shares

                           THE VERMONT WITCH HAZEL CO.
Transferable only on the books of the Corporation by the holder hereof in person or by Attorney when surrender of this certificate properly endorsed.

In Witness Whereof: The said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
                               This _____________day
                                of____________ 19___


                             ________________________
                             ________________________
                                     Secretary
                                     President
                                  CORPORATE SEAL